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                                                                   EXHIBIT 10.28



                               PURCHASE AGREEMENT

                                 by and between

                              H.B.L. HOLDINGS, INC.

                                       and

                              ROGER S. PENSKE, JR.

                                   dated as of

                                December 31, 2001






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                               PURCHASE AGREEMENT



PURCHASE AGREEMENT dated as of December 31, 2001, by and between H.B.L. HOLDINGS, INC., a Virginia corporation ("Seller") and ROGER S. PENSKE, JR., an individual (the "Purchaser").

                                    RECITALS


WHEREAS, the Seller owns One Hundred Percent (100%) of the limited liability company membership interest (the "Membership Interests") in HBL, LLC (the "Company");

WHEREAS, Purchaser desires to purchase and Seller desires to sell to Purchaser ten percent (10%) of the Membership Interests in the Company (the "Transferred Interest") on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF SECURITIES

         1.1 The Purchase. At the Closing, subject to completion of all of the Closing Actions, the Purchaser shall purchase (the "Purchase") from Seller, and Seller shall sell to the Purchaser, the Transferred Interest at an aggregate purchase price of $7,226,332.00 (the "Purchase Price"). Upon the occurrence of such sale, Purchaser shall become a member of the Company with a ten percent (10%) interest in the Company.

         1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of United Auto Group, Inc., 13400 Outer Drive West, Suite B36, Detroit, Michigan 48239 on December 31, 2001 or on such other date as the Seller and the Purchaser may mutually determine (such date, the "Closing Date").

         1.3 Actions at the Closing. On the Closing Date, the following actions shall occur (the "Closing Actions"):


                  (a) Seller shall transfer the Transferred Interest to the Purchaser in a form and substance reasonably satisfactory to Purchaser, as Purchaser shall reasonably request to effectively vest in the Purchaser all of the right, title, and interest in the Transferred Interest, free and clear of all Encumbrances (as defined in Section 2.5 below).

                  (b) The Purchaser shall pay the Purchase Price to Seller by wire transfer pursuant to instructions provided by Seller.


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                                   ARTICLE II

                       SELLER REPRESENTATIONS & WARRANTIES

Seller represents and warrants to the Purchaser as follows as of the date hereof and as of each Closing Date:

         2.1 Power and Authority. Seller has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

         2.2 Authorization of the Documents. The execution, delivery and performance of this Agreement has been duly authorized by all requisite action on the part of Seller, and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller, in accordance with its terms.

         2.3 No Conflict. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby; and the sale and delivery by Seller of the Transferred Interest will not, except as set forth in Section 2.4 below (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to Seller, the Transferred Interest or any of Seller's other respective properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of Seller, or result in the creation of any Encumbrance, upon any of the properties or assets of Seller, including the Transferred Interest, or (c) violate any provisions of the Seller's organizational documents.

         2.4 Consents. Except as would not prevent Seller from consummating the transactions contemplated hereby and the approval of Mercedes-Benz USA, LLC, Audi of America, Inc., Land Rover North America, Inc. and Porsche Cars North America, Inc., no permit, authorization, consent or approval of or by, or any notification of or filing with any person (governmental or private) is required in connection with the execution, delivery and performance by Seller of this Agreement or any documentation relating thereto, the consummation by Seller of the transactions contemplated hereby, or the sale or delivery of the Transferred Interest.

         2.5 Ownership. Seller is the lawful owner of the Transferred Interest, and Seller has good title to the Transferred Interest, free and clear of any and all mortgages, rights of first refusal or first offer, security interests liens, mortgages, pledges, charges and similar restrictions (collectively, "Encumbrances"), and upon completion of the transaction contemplated by this Agreement, Seller will transfer to the Purchaser good and valid title to the Transferred Interest free and clear of any Encumbrances.


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         2.6 Due Diligence. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of completing the transactions contemplated by this Agreement and in making this investment decision. Seller is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to enter into and complete the transactions contemplated by this Agreement. In evaluating the merits and risk of the transactions contemplated by this Agreement, Seller has relied on the advice of its tax advisor, investment advisor and/or legal counsel.

         2.7 Brokers. No agent, broker, investment banker or other person or entity acting on behalf of Seller or under the authority of Seller is or will be entitled to any fee or commission directly or indirectly from any party hereto in connection with any of the transactions contemplated hereby.

                                   ARTICLE III

                     PURCHASER REPRESENTATIONS & WARRANTIES

The Purchaser represents and warrants to Seller as of the date hereof and as of each Closing Date as follows:

         3.1 Enforceability. The execution, delivery and performance of this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms.

         3.2 No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Purchaser, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute (with due notice, lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of the Purchaser.

         3.3 Consents. Except as would not prevent the Purchaser from consummating the transaction contemplated hereby, no permit, authorization, consent or approval of or by , or any notification of or filing with any person (governmental or private) is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or any documentation relating thereto, or the consummation by the Purchaser of the transactions contemplated hereby.

         3.4 Brokers. No agent, broker, investment banker or other person or entity acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any fee or commission directly or indirectly from any party hereto in connection with any of the transactions contemplated hereby.





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         3.5 Status of Purchaser. Purchaser is an accredited investor within the meaning of the rules of the Securities Act of 1933, as amended (the "Act"), with full access to information respecting the business and affairs of the Company. Further, Purchaser understands and acknowledges the restrictions imposed by the Act respecting resales of the Transferred Interest and represents that he is acquiring the Transferred Interest as principal and not on behalf of or as agent for others or with a view towards redistribution thereof in violation of the Act.



                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with confirmation promptly sent by regular mail), nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i)      if to Seller, to:

                                    H.B.L. Holdings, Inc.
                                    13400 Outer Drive West
                                    Suite B-36
                                    Detroit, Michigan  48239
                                    Attention: General Counsel

                           (ii)     if to the Purchaser, to:

                                    Roger S. Penske, Jr.
                                    3 Shoreline Drive
                                    Newport Coast, California  92657

All such notices, requests, consents and other communications shall be deemed to have been given when received.

         4.2 Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

         4.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and the personal representatives and assigns of the parties hereto, whether so expressed or not.



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         4.4 Entire Agreement. This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         4.5 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan without giving effect (to the fullest extent permitted by law) to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction.

         4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

         4.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         4.8 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         4.9 Expenses. Each party to this Agreement shall bear its own cost and expenses, including fees of consultant(s), accountant(s), counsel, and other persons acting on behalf of or for such party.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                                      SELLER:

                                            H.B.L. HOLDINGS, INC.



                                            By: /s/ Robert H. Kurnick, Jr.
                                               ---------------------------------
                                               Name: Robert H. Kurnick, Jr.
                                               Title: Assistant Secretary

                                      PURCHASER:

                                            /s/ Roger S. Penske, Jr.
                                            -----------------------------------
                                            Roger S. Penske, Jr.





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